Exhi
bi
t (s)
EX. FILING FEES
Calculation of Filing
Fee
Tables
Form
N-2
(Form Type)
FS KKR Capital Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Other	Subscription Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to be paid	Debt	Debt Securities(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid												—

	Total Offering Amounts											—

	Total Fees Previously Paid					—						—

	Total Fee Offsets											$—

	Net Fee Due											—

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold hereunder by FSK Capital Corp. (the “registrant”) at indeterminate prices. Warrants may represent rights to purchase common stock, preferred stock or debt securities as may from time to time be offered hereunder by the registrant at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the subscription rights to purchase shares of common stock registered hereunder.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go
basis.

(3)	Debt securities may be issued at an original issue discount.